SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of Earliest Event Reported : November 15, 1998)



                    KING POWER INTERNATIONAL GROUP CO., LTD.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


                                     1-13205
                            (Commission File Number)


                                   75-2641513
                        (IRS Employer Identification No.)

    27th Floor Siam Tower, 989 Rama I Road, Patumwan, Bangkok 10330 Thailand
                    (Address of principal executive offices)



      Registrant's telephone number (including area code): 011-662-658-0090

ITEM 4. Changes in Registrant's Certifying Accountants



I.

The accounting firm of BDO Binder (Thailand) Ltd., the independent accountants for the registrant, was dismissed on November 15, 1998 as directed by the vote of the registrant's Board of Directors.

During the fiscal years ended December 31, 1996 and 1997, and the interim period subsequent to December 31, 1997, there have been no disagreements with BDO Binder (Thailand) Ltd. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events.

BDO Binder (Thailand) Ltd.'s report on the financial statements for the fiscal year ended December 31, 1997 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

BDO Binder (Thailand) Ltd. has furnished a letter, dated November 15, 1998 addressed to the Securities and Exchange Commission stating that it agrees with the above statements.



II.

Due to the fact that the accounting firm of BDO Binder (Thailand) Ltd., the independent accountants for the registrant, was dismissed on November 15, 1998, the registrant engaged the accounting form of Deloitte Touche Tohmatsu Jaiyos as independent accountants for the registrant, effective as of November 15, 1998.

During the fiscal years ended December 31, 1996 and 1997, and the interim period subsequent to December 31, 1997, there have been no consultations with Deloitte Touche Tohmatsu Jaiyos on any matters of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant's financial statements.




ITEM 7.  Financial Statements and Exhibits.

             (c)  Exhibits

Letter dated November 15, 1998, from BDO Binder (Thailand) Ltd. to the Securities and Exchange Commission.

                                    SIGNATURE



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



KING POWER INTERNATIONAL GROUP CO., LTD.


By:  /s/ Vichai Raksriaksorn
     -----------------------
     Vichai Raksriaksorn, President and Chairman of the Board



November 15, 1998

                                                                      EXHIBIT 16




November 15, 1998

U.S. Securities and Exchange Commission
450 Fifth Street,  N.W.
Washington, D.C. 20549

Gentlemen:

We have the read the statements made by King Power International Group Co., Ltd. and contained in Item 4 - Changes in Registrant's Certifying Accountants, as contained in its Form 8- K dated November 15, 1998. Please be advised that we have no disagreements with any of the statements contained therein.


Yours very truly,

 /s/ BDO Binder (Thailand) Ltd.
BDO Binder (Thailand) Ltd.